  EXHIBIT 16.1

Pritchett, Siler & Hardy, P.C.

Certified Public Accountants

1438 N Highway 89, Suite 130

Farmington, UT 84025

Office: (801)447-9572 Fax: (801)447-9578

January 11, 2018

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of AB International Group Corp. (the “Company”) Form 8-K dated January 12, 2018 and are in agreement with the statements relating only to Pritchett Siler & Hardy, PC. We have no basis to agree or disagree with any other statements made therein.

Very truly yours,

Pritchett, Siler & Hardy P.C.